UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2024 (April 16, 2024)

ISUN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37707	47-2150172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Avenue D, Suite 10, Williston, Vermont 05495
(Address of Principal Executive Offices) (Zip Code)
(802) 658-3378
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ISUN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Relinquishment by Robert J. Zulkoski of role as Chief Executive Officer.

Effective April 16, 2024, Robert J. Zulkoski relinquished his role as Chief Executive Officer of the Company.

Appointment of Jeffrey Peck as Chief Executive Officer and Interim Chief Financial Officer

Effective April 16, 2024, the Board appointed Jeffrey Peck to serve as Chief Executive Officer and Interim Chief Financial Officer. Effective April 17, 2024, Mr. Peck resigned as Interim Chief Financial Officer. In connection with his appointment, the Company and Mr. Peck have modified Mr. Peck’s Employment Agreement to designate his title as Chief Executive Officer, reporting to the Board.

Appointment of Rob Vanderbeek as Interim Chief Financial Officer

Effective April 17, 2024, the Board appointed Rob Vanderbeek to serve as Interim Chief Financial Officer pursuant to a Letter of Engagement between Novo Advisors, LLC and the Company, dated April 16, 2024. Mr. Vanderbeek will not receive any direct compensation from the Company other than indirectly in connection with the fees paid by the Company to Novo Advisors, LLC.

Mr. Vanderbeek is a partner with Novo Advisors, LLC, and has more than 30 years of restructuring, performance improvement and a deep understanding of corporate finance and due diligence in a broad range of industries, including healthcare, renewable energy, financial services, transportation and trucking, manufacturing, mortgage products, real estate, retail, hospitality, equipment leasing and distribution.

Mr. Vanderbeek has led many companies facing operational and financial challenges through the restructuring and sales processes for various constituents. He has served as interim COO, CFO, Treasurer and other interim mandates related to complex matters and has also played key roles in operational cost rationalization efforts.,

Item 7.01. Regulation FD Disclosure

On April 22, 2024, the Company issued a press release with respect to Mr. Zulkoski relinquishing his role as Chief Executive Officer, Mr. Peck’s appointment as Chief Executive Officer and Mr. Vanderbeek’s appointment as Interim Chief Financial Officer. The full text of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01. Exhibits.

99.1	Press Release of iSun, Inc., dated April 22, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2024

iSun, Inc.

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	Chief Executive Officer